Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 31, 2023, relating to the financial statements of EMI Solutions, Inc. for the years ended June 30, 2023, and 2022.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Macias Gini O’Connell LLP

Irvine, California

January 17, 2025